                                                                     EXHIBIT O.4


         MARKET SHARES FOR UTILITIES IN ILLINOIS AND BORDERING STATES
                (COMPANIES LISTED IN ORDER OF CUSTOMERS SERVED)



                             [GRAPH APPEARS HERE]

                                  EXHIBIT O-4

          MARKET SHARE FOR UTILITIES IN ILLINOIS AND BORDERING STATES
                          COMPANIES SORTED BY REVENUE


                                          Revenue           Share of  Cumulative
Holding Company                       (millions of $) Rank    Total     Share
--------------------------------------------------------------------------------
Unicom Corp.                                7,151       1     15.3%    15.3%
American Electric Power Co., Inc.           6,109       2     13.1%    28.4%
Cinergy Corp.                               5,197       3     11.1%    39.5%
Ameren Corp.                                3,311       4      7.1%    46.6%
Northern States Power Co.                   2,558       5      5.5%    52.1%
ILLINOVA CORP.                              2,069       6      4.4%    56.5%
Wisconsin Energy Corp.                      1,935       7      4.1%    60.6%
Columbia Energy Group, Inc.                 1,870       8      4.0%    64.6%
Alliant Energy Corp.                        1,863       9      4.0%    68.6%
LG&E Energy Corp.                           1,656      10      3.5%    72.2%
MidAmerican Energy Holdings Co.             1,600      11      3.4%    75.6%
NiSource, Inc.                              1,574      12      3.4%    79.0%
UtiliCorp United, Inc.                      1,239      13      2.7%    81.6%
Nicor, Inc.                                 1,031      14      2.2%    83.8%
Kansas City Power & Light Co.                 939      15      2.0%    85.8%
Peoples Energy Corp.                          913      16      2.0%    87.8%
IPALCO Enterprises, Inc.                      735      17      1.6%    89.4%
WPS Resources Corp.                           715      18      1.5%    90.9%
Atmos Energy Corp.                            713      19      1.5%    92.4%
Southern Union Co.                            605      20      1.3%    93.7%
Minnesota Power, Inc.                         560      21      1.2%    94.9%
Cilcorp, Inc.                                 532      22      1.1%    96.0%
Indiana Energy, Inc.                          466      23      1.0%    97.0%
Wicor, Inc.                                   429      24      0.9%    98.0%
SIGCORP, Inc.                                 365      25      0.8%    98.7%
Madison Gas & Electric Co.                    250      26      0.5%    99.3%
Empire District Electric Co.                  218      27      0.5%    99.7%
St. Joseph Light & Power Co.                   95      28      0.2%    99.9%
Delta Natural Gas Co., Inc.                    29      30      0.1%   100.0%

Total                                      46,723

Source:  1998 10-K for each company.

                                  EXHBIT O-4

          MARKET SHARE FOR UTILITIES IN ILLINOIS AND BORDERING STATES
                          COMPANIES SORTED BY ASSETS


                                          Assets            Share of  Cumulative
Holding Company                       (millions of $) Rank    Total     Share
--------------------------------------------------------------------------------
Unicom Corp.                              12,567        1     12.8%    12.8%
American Electric Power Co., Inc.         11,730        2     12.0%    24.8%
Cinergy Corp.                             10,009        3     10.2%    35.0%
Ameren Corp.                               8,594        4      8.8%    43.8%
Northern States Power Co.                  8,084        5      8.3%    52.1%
Alliant Energy Corp.                       5,381        6      5.5%    57.5%
Wisconsin Energy Corp.                     4,574        7      4.7%    62.2%
ILLINOVA CORP.                             4,455        8      4.5%    66.8%
Columbia Energy Group, Inc.                4,096        9      4.2%    70.9%
LG&E Energy Corp.                          3,818       10      3.9%    74.8%
MidAmerican Energy Holdings Co.            3,570       11      3.6%    78.5%
NiSource, Inc.                             3,445       12      3.5%    82.0%
Kansas City Power & Light Co.              2,166       13      2.2%    84.2%
UtiliCorp United, Inc.                     2,041       14      2.1%    86.3%
IPALCO Enterprises, Inc.                   1,658       15      1.7%    88.0%
Nicor, Inc.                                1,618       16      1.7%    89.6%
Peoples Energy Corp.                       1,447       17      1.5%    91.1%
WPS Resources Corp.                        1,364       18      1.4%    92.5%
Atmos Energy Corp.                         1,042       19      1.1%    93.6%
Cilcorp, Inc.                              1,019       20      1.0%    94.6%
Indiana Energy, Inc.                         938       21      1.0%    95.6%
SIGCORP, Inc.                                882       22      0.9%    96.5%
Minnesota Power, Inc.                        772       23      0.8%    97.3%
Southern Union Co.                           744       24      0.8%    98.0%
Wicor, Inc.                                  651       25      0.7%    98.7%
Empire District Electric Co.                 551       26      0.6%    99.2%
Madison Gas & Electric Co.                   423       27      0.4%    99.7%
St. Joseph Light & Power Co.                 218       28      0.2%    99.9%
Delta Natural Gas Co., Inc.                   95       29      0.1%   100.0%

Total                                     97,950

Source:  1998 10-K for each company.

                                  EXHIBIT O-4


          MARKET SHARE FOR UTILITIES IN ILLINOIS AND BORDERING STATES
                    COMPANIES SORTED BY NUMBER OF CUSTOMERS




                                          Customers        Share of  Cumulative
Holding Company                          (thousands) Rank    Total     Share
--------------------------------------------------------------------------------
Unicom Corp.                                3,500     1      11.5%    11.5%
American Electric Power Co., Inc.           3,023     2       9.9%    21.4%
Northern States Power Co.                   1,934     3       6.3%    27.7%
Nicor, Inc.                                 1,875     4       6.1%    33.8%
Cinergy Corp.                               1,870     5       6.1%    40.0%
Ameren Corp.                                1,775     6       5.8%    45.8%
Columbia Energy Group, Inc.                 1,763     7       5.8%    51.5%
Wisconsin Energy Corp.                      1,389     8       4.5%    56.1%
Alliant Energy Corp.                        1,296     9       4.2%    60.3%
MidAmerican Energy Holdings Co.             1,274    10       4.2%    64.5%
UtiliCorp United, Inc.                      1,225    11       4.0%    68.5%
NiSource, Inc.                              1,160    12       3.8%    72.3%
Atmos Energy Corp.                          1,042    13       3.4%    75.7%
Southern Union Co.                          1,011    14       3.3%    79.1%
ILLINOVA CORP.                                989    15       3.2%    82.3%
Peoples Energy Corp.                          958    16       3.1%    85.4%
WPS Resources Corp.                           653    17       2.1%    87.6%
LG&E Energy Corp.                             649    18       2.1%    89.7%
Wicor, Inc.                                   529    19       1.7%    91.4%
Indiana Energy, Inc.                          489    20       1.6%    93.0%
Kansas City Power & Light Co.                 451    21       1.5%    94.5%
IPALCO Enterprises, Inc.                      427    22       1.4%    95.9%
Cilcorp, Inc.                                 386    23       1.3%    97.2%
Madison Gas & Electric Co.                    234    24       0.8%    97.9%
SIGCORP, Inc.                                 233    25       0.8%    98.7%
Minnesota Power, Inc.                         149    26       0.5%    99.2%
Empire District Electric Co.                  143    27       0.5%    99.7%
St. Joseph Light & Power Co.                   68    28       0.2%    99.9%
Delta Natural Gas Co., Inc.                    37    30       0.1%   100.0%

Total                                      30,533

Source:  1998 10-K for each company.